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                                                                  EXHIBIT 23.02

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 1999 relating to the financial statements and financial statement schedule, which appears in Insignia Solutions plc's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP


San Jose, California
February 14, 2000